Exhibit 107
Calculation of Filing Fee Table
Form
424(b)(5)
(Form Type)
First Citizens BancShares, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Debt	5.231% Fixed-to-Floating Rate Senior Notes due 2031	Rule 456(b) and Rule 457(r)	$500,000,000	100%	$500,000,000	0.00015310	$76,550

	Debt	6.254% Fixed-to-Fixed Rate Subordinated Notes due 2040	Rule 456(b) and Rule 457(r)	$750,000,000	100%	$750,000,000	0.00015310	$114,825

	Total Offering Amounts					$1,250,000,000		$191,375

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fees Due							$191,375

(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of that offering is $1,250,000,000.